Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-234447 and 333-235359), Form S-3 (File No. 333-217390, 333-238631, 333-248095 and 333-254698) and Form S-8 (File No. 333-266019) of MyMD Pharmaceuticals, Inc. of our report dated March 31, 2023 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ MORISON COGEN LLP

Blue Bell, Pennsylvania

April 1, 2024